                                                                     Exhibit 2


                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     This Assignment and Assumption Agreement is made as of June 30, 1996, by and between ECC International Corp., a Delaware corporation (the "Transferor"), and ECC Vending Corp., a Delaware corporation (the "Transferee").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Transferor is the sole stockholder of Transferee;

     WHEREAS, Transferor is transferring to Transferee the assets of Transferor described on SCHEDULE A attached hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged;

     WHEREAS, Transferee has agreed to assume the liabilities of Transferor described on SCHEDULE B attached hereto;

     NOW, THEREFORE, the parties agree as follows:

     1.     Transfer of Assets.
            ------------------

            1.1 On the Closing Date (as hereinafter defined), Transferor shall transfer, convey and assign unto Transferee, its successors and assigns, to have and to hold forever, the assets described on SCHEDULE A attached hereto.

            1.2 Transferor represents and warrants to Transferee that Transferor is the lawful owner of all of the assets to be transferred, conveyed and assigned to Transferee hereby; that such assets are free from all encumbrances; and that Transferor has the full legal right, power and authority to transfer the same as aforesaid.

            1.3 Transferor hereby covenants and agrees that on and after the Closing Date it will, at the request of Transferee, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action, as Transferee reasonably may require more effectively to transfer and convey to, and vest in, Transferee, its successors and assigns, or for the better transferring, conveying, assigning, assuring and confirming to Transferee, its successors and assigns, or to put Transferee, its successors and assigns in possession of, any or all of the assets hereby transferred, conveyed and assigned, or intended so to be.

     2. ASSUMPTION OF LIABILITIES. On the Closing Date, Transferee shall assume the liabilities of Transferor the liabilities described on SCHEDULE B attached hereto.

     3.     Power of Attorney.
            -----------------

            3.1 Transferor does hereby irrevocably constitute and appoint Transferee, its successors and assigns, as its true and lawful attorney, with full power of substitution, in its name, or otherwise, and on behalf of Transferor, or for its own use, on and after the Closing Date, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby transferred, conveyed and assigned, or intended so to be, and to prosecute the same at law or in equity, to settle or compromise the same, and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

            3.2 Transferee hereby covenants and agrees with Transferor that on and after the Closing Date it will defend the Transferor against the lawful claims and demands of all persons arising any time and from time to time with respect to any and all assets, properties, claims, accounts and other rights, tangible or intangible, hereby transferred, conveyed and assigned, or intended so to be. Transferor does hereby irrevocably constitute and appoint Transferee, its successors and assigns, as its true and lawful attorney, with full power of substitution, in its name, or otherwise, and on behalf of Transferor, on and after the Closing Date, to defend against such claims and demands, including, without limitation, to settle or compromise such claims and demands on such terms as Transferee may consider appropriate.

     4.     Closing
            -------

            4.1 The closing of the transactions contemplated hereby (the "Closing") shall take place on June 30, 1996 or on such other date as the parties may agree (the "Closing Date").

            4.2 The Closing shall be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts or at such other location as the parties may agree.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed by their duly authorized representatives as an instrument under seal as of the day and year first above written.



                                        ECC INTERNATIONAL CORP.



                                        -------------------------------
                                        George W. Murphy
                                        President



                                        ECC VENDING CORP.



                                        -------------------------------
                                        George W. Murphy
                                        President

                                   SCHEDULE A

                                     Assets



Cash of the Vending Division, June 30, 1996

Trade Accounts Receivable Net of Allowance of the Vending Division, June 30,
1996

Intercompany Billed Training Accounts Receivable of the Vending Division, June 30, 1996

Intercompany Unbilled Training Accounts Receivable of the Vending Division, June 30, 1996

Other Accounts Receivable of the Vending Division, June 30, 1996

Inventories of the Vending Division, June 30, 1996

Deferred Taxes of the Vending Division, June 30, 1996

Prepaid Expenses and Other Assets of the Vending Division, June 30, 1996

Net - Fixed Assets of the Vending Division, June 30, 1996

Deferred Charges and Other of the Vending Division, June 30, 1996

Cash Value of Life Insurance of the Vending Division, June 30, 1996

Deposits & Other of the Vending Division, June 30, 1996

                                   SCHEDULE B

                                   Liabilities



Trade Accounts Payable of the Vending Division, June 30, 1996

Intercompany Training Accounts Payable of the Vending Division, June 30, 1996

Intercompany Unbilled Training Accounts Payable of the Vending Division, June 30, 1996

Accrued Expenses Salaries & Wages of the Vending Division, June 30, 1996

Accrued Expenses Payroll Taxes of the Vending Division, June 30, 1996

Accrued Expenses Profit Sharing/Retirement of the Vending Division, June 30,
1996

Employee Stock Purchase Plan Withholding of the Vending Division, June 30, 1996

Accrued Expenses Other of the Vending Division, June 30, 1996

Deferred Taxes of the Vending Division, June 30, 1996